Exhibit A

JOINT FILING AGREEMENT

The undersigned each agree that (i) the statement on Schedule 13D relating to the Common Units of Constellation Energy Partners LLC has been adopted and filed on behalf of each of them and (ii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, apply to each of them. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of August 19, 2013.

SANCHEZ ENERGY PARTNERS I, LP

By: SEP Management I, LLC, its general partner

By:	/s/ Antonio R. Sanchez, III
Antonio R. Sanchez, III
President

SEP MANAGEMENT I, LLC

By:	/s/ Antonio R. Sanchez, III
Antonio R. Sanchez, III
President

SANCHEZ OIL & GAS CORPORATION

By:	/s/ Antonio R. Sanchez, III
Antonio R. Sanchez, III
President

/s/ Antonio R. Sanchez, III
Antonio R. Sanchez, III

/s/ Antonio R. Sanchez, Jr.
A. R. Sanchez, Jr.